UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2024

Blue Chip Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-273760	84-3870355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 373, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 347-629-1990

N/A

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2024, the Board of Directors of Blue Chip Capital Group, Inc. (the “Company”) accepted the resignation of James Lasry as a member of the Company’s Board of Directors. Mr. Lasry, who served as a Director since 2021, informed the Company that he did not have sufficient business time to devote to the Company’s affairs as a Board member. Mr. Lasry did not inform the Company of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, nor is any disagreement known to an executive officer of the Company, as defined in 17 CFR 240.3b-7, on any matter relating to the Company’s operations, policies or practices. The Company has provided Mr. Lasry with a copy of the disclosure contained in this Form 8-K. A copy of Mr. Lasry’s Letter of Resignation dated October 16, 2024 is attached as Exhibit 17.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 21, 2024

Blue Chip Capital Group, Inc.

/s/: James C. DiPrima
Name:	James C. DiPrima
Title:	Interim Chief Executive Officer

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
Exhibit 17.1	James Lasry Letter of Resignation dated October 16, 2024
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)